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                                SCI Systems, Inc
    Exhibit 11 - Computation of Primary and Fully Diluted Earnings Per Share (In thousands of dollars except for number of shares and per share amounts)




                                                                               Quarter Ended:
                                                                               --------------
                                                                       September 24,  September 25,
                                                                               1995           1994
                                                                          -----------    ----------
Primary Earnings Per Share
Net income                                                                 $   15,122    $   10,057
Add back after-tax interest for debentures converted during period                218           N/A
                                                                          -----------    ----------
Adjusted net income used in primary computation                            $   15,340    $   10,057
                                                                          ===========    ==========
Weighted average number of shares outstanding during period                29,350,460    27,311,028
Applicable number of shares for common stock equivalents
(stock options) outstanding for period, using Treasury Stock
Method based on average market price for period                               675,274       464,591
                                                                          -----------    ----------
Weighted average number of shares used in computation                      30,025,734    27,775,619
                                                                          ===========    ==========
Primary  earnings per share                                                $      .51    $      .36
                                                                          ===========    ==========
Fully Diluted Earnings Per Share
Net income                                                                 $   15,122    $   10,057
Add back after-tax interest for debentures converted during period                218           N/A
Add back after-tax interest expense for outstanding
convertible debentures:                                                           N/A           317
                                                                          -----------    ----------
Adjusted net income used in fully diluted computation                      $   15,340    $   10,374
                                                                          ===========    ==========
Weighted average number of shares outstanding during period                29,350,460    27,311,028
Applicable number of shares for common stock equivalents
(stock options) outstanding for period, using Treasury Stock
Method based on the higher of average market price or
ending market price                                                           741,141       464,591
Number of shares to be issued if 5 5/8 % convertible
debentures were converted:                                                        N/A     1,850,727
                                                                          -----------    -----------
Weighted number of shares used in computation                              30,091,601    29,626,346
                                                                          ===========    ==========
Fully diluted earnings per share                                           $      .51    $      .35
                                                                                  (*)           (*)
                                                                          ===========    ==========

(*) The additional dilution effect of the common stock equivalents and potential conversion of any outstanding convertible debentures represent less than 3%; consequently, fully diluted earnings per share are not presented on the income statement for this period.
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